                                                                     Exhibit 1.1

                                2,500,000 Shares

                      LEXINGTON CORPORATE PROPERTIES, INC.
                            (a Maryland corporation)

                    Common Stock, par value $.0001 per share

                               PURCHASE AGREEMENT


                                                               November 12, 1997


BEAR, STEARNS & CO. INC.
McDonald & Company Securities, Inc.
   as Representatives of the
   several Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

         Lexington Corporate Properties, Inc., a corporation organized and existing under the laws of Maryland (the "Company"), Lepercq Corporate Income Fund L.P., a Delaware limited partnership ("LCIF"), Lepercq Corporate Income Fund II L.P., a Delaware limited partnership ("LCIF II"), LXP I, L.P., a Delaware limited partnership ("LXP I"), and LXP II, L.P., a Delaware limited partnership ("LXP II")( LCIF, LCIF II, LXP I and LXP II hereinafter are collectively referred to as the "Property Partnerships"), each confirms its agreement with Bear, Stearns & Co. Inc. ("Bear Stearns") and McDonald & Company Securities, Inc. ("McDonald") and each of the other Underwriters named in
Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as provided in Section 10 hereof), for whom Bear Stearns and McDonald are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 2,500,000 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company, as set forth in Schedule I hereto (except as may be provided otherwise in the Pricing Agreement, as hereinafter defined), and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 375,000 shares of Common Stock to cover over-allotments. The aforesaid 2,500,000 shares of Common Stock (the "Initial Shares"), together with all or any part of the 375,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Shares"), are collectively hereinafter referred to as the "Shares." Unless the context otherwise requires, as used herein, "you" and "your" shall mean Bear
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Stearns and McDonald each of the other Underwriters for whom Bear Stearns and
McDonald are acting as Representatives.

         Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The term "Subsidiary" as used herein means a corporation or a partnership a majority of the outstanding equity interests of which is owned or controlled, directly or indirectly, by the Company or the Property Partnerships, as the case may be, or by one or more other Subsidiaries of the Company or the Property Partnerships.

         SECTION 1. Representations and Warranties of the Company and the Property Partnerships.

         (a) The Company and each of the Property Partnerships, jointly and severally, represent and warrant to you, as of the date hereof, and to you and each other Underwriter named in the Pricing Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

              (1) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-3688) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required prior to the execution of the Pricing Agreement. Such registration statement (as amended) has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations, and each prospectus supplement relating to the offering of the Shares pursuant to Rule 430A or Rule 415 of the 1933 Act Regulations (the "Prospectus Supplement")), including all documents incorporated therein by reference, as from


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         time to time amended or supplemented pursuant to the 1933 Act, the
         Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, that if any revised Prospectus shall be provided to you by the Company for use in connection with the offering of Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to you for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Shares to which it relates. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the 1933 Act Regulations (a "Rule 462(b) Registration Statement") shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in any Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement, Prospectus or Prospectus Supplement or any Term Sheet or any amendment or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

              (2) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, the Prospectus and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the


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         effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is contemplated or threatened by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

              (3) The Registration Statement, at the time it became effective, complied, and the Registration Statement and the Prospectus at each Representation Date will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Representation Date, the Prospectus and any amendments and supplements thereto (unless the term "Prospectus" refers to a prospectus which has been provided to you by the Company for use in connection with an offering of Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to you for such use) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or the Prospectus. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Company has complied or will comply with the requirements of Rule 111 of the 1933 Act Regulations relating to the payment of filing fees therefor.


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              (4) Each preliminary prospectus, preliminary prospectus supplement and Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied, when so filed, in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus or preliminary prospectus supplement and the Prospectus and Prospectus Supplement delivered to the Underwriters for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (5) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of each Representation Date or during the period specified in Section 3(f), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (6) KPMG Peat Marwick LLP, the public accountants who have certified the financial statements and supporting schedules and whose reports are included in, or incorporated by reference into, the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and were independent accountants as required by the 1933 Act and the 1933 Act Regulations during the periods covered by the financial statements on which they reported; and there have been no disagreements with any accountants or "reportable events" (as defined in Item 304 of Regulation S-K promulgated by the Commission) in either case as required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304.

              (7) The consolidated financial statements of the Company incorporated by reference into the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly, in all material respects, the financial position of the Company or such other entities, as the case may be, at the respective dates indicated and the statement of operations,


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         stockholders' equity and cash flows of the Company or such other entities, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may otherwise be described therein. The supporting schedules, if any, included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly, in all material respects the information required to be stated therein. The selected financial data and the summary financial information included in, or incorporated by reference into, the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus. The Company's ratio of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the caption "Ratio of Earnings to Fixed Charges" or other similar caption and in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. In addition, any pro forma financial statements included in, or incorporated by reference into, the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable, and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and have been properly applied to the historical amounts in the compilation of such statements. Other than the historical financial statements (and schedules) included therein, no other historical or pro forma financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included, or incorporated by reference into, in the Registration Statement.

              (8) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise described, or incorporated by reference, therein, (A) there has been no material adverse change in the condition (financial or otherwise) or in the earnings, assets, business affairs or business prospects of the Company, the Property Partnerships and their Subsidiaries, considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business; (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties owned, directly or indirectly, by the Company, the Property Partnerships or their Subsidiaries (the "Properties") has occurred that is material to


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         the Company, the Property Partnerships and their Subsidiaries, considered as one enterprise; (C) there have been no transactions entered into by the Company, the Property Partnerships or any Subsidiary, other than those arising in the ordinary course of business, which are material with respect to the Company, the Property Partnerships and their Subsidiaries, considered as one enterprise or that would result, upon consummation, in any material inaccuracy in the representations contained in Section 1(a)(7) above; (D) neither the Company, the Property Partnerships nor any Subsidiary has incurred any material obligation or liability, direct, contingent or otherwise required to be disclosed on a balance sheet prepared in accordance with GAAP or otherwise required to be disclosed under the 1933 Act, the 1933 Act Regulations or the 1934 Act, or 1934 Act Regulations; and (E) there has been no material change in the short-term debt or long-term debt of the Company or the Property Partnerships.

              (9) All statements contained in or incorporated by reference into the Registration Statement which are in the nature of "forward-looking" statements, and the assumptions upon which such statements are based, are in the good faith opinion of the Company, reasonable in light of the circumstances under which they are, or were, made.

              (10) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement and the other agreements to which it is a party. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership, leasing or management of property or the conduct of its business, except where the failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect.

              (11) The Property Partnerships have been duly formed and are validly existing as limited partnerships in good standing under the laws of the State of Delaware with partnership power and authority to own, lease and operate their properties, to conduct the business in which they are engaged and to enter into and perform their obligations under this Agreement and the Pricing Agreement and the other agreements to which they are a party. The Property Partnerships are duly qualified or registered as foreign partnerships and are in good standing in each jurisdiction in which such qualification or registration


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         is required, whether by reason of the ownership, leasing or management of property or the conduct of their respective businesses, except where the failure to be so qualified would not be reasonably likely to result in a Material Adverse Affect.

              (12) Each of the Subsidiaries has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization with partnership or corporate power and authority to conduct the business in which it is engaged and to own, lease and operate its properties as described in the Prospectus. Each of the Subsidiaries is duly qualified as a foreign partnership, corporation or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property, the management of properties by others or the conduct of its business, except where the failure to be so qualified would not be reasonably likely to result in a Material Adverse Affect.

              (13) The capitalization of the Company is as set forth in the Prospectus (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, limited partnership interests in the Property Partnerships or any Subsidiaries ("Units") or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company, the Property Partnerships or any of their Subsidiaries is a party, or otherwise.

              (14) All of the issued and outstanding shares of capital stock and partnership interests, as the case may be, of each of the Property Partnerships and each Subsidiary have been validly issued and fully paid and except as disclosed or incorporated by reference in the Registration Statement are owned by the Company, the Property Partnerships, another Subsidiary, and/or certain affiliated entities as described in the Registration Statement, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Property Partnerships own no direct or indirect equity interest in any entity other than their Subsidiaries.

              (15) Except for transactions disclosed or incorporated by reference in the Registration Statement, Prospectus and Prospectus


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         Supplement and transactions in connection with stock options, dividend reinvestment plans and exchanges of Units, there are no outstanding rights, warrants or options to acquire or subscribe for, or securities convertible into or exchangeable for or agreements or understandings with respect to the sale or issuance of, any capital stock, Units or other securities of the Company, the Property Partnerships or any of their Subsidiaries.

              (16) Each of the Company and the Property Partnerships has full corporate or partnership power and authority, as the case may be, to enter into and perform their obligations under this Agreement and the Pricing Agreement and this Agreement has been, and as of each Representation Date, the Pricing Agreement will have been, duly authorized, executed and delivered by each of the Company and the Property Partnerships and, assuming due authorization and delivery by the other parties thereto, each is a valid and binding agreement of the Company and the Property Partnerships enforceable against the Company and the Property Partnerships in accordance with its terms, except as
         (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and
         (C) rights to indemnity and contribution thereunder may be limited by state or federal securities laws or the public policy underlying such laws.

              (17) The Shares have been, or as of the date of the Pricing Agreement will have been, duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered as provided herein and in the Pricing Agreement, the Shares will be validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive or similar rights.

              (18) The Shares being sold pursuant to the Pricing Agreement will conform in all material respects to the statements relating thereto contained in the Prospectus and will be certificated in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

              (19) None of the Company, the Property Partnerships or any of their Subsidiaries is in violation of its charter, by-laws, certificate of limited partnership, certification of formation, partnership agreement or LLC agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust,


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         loan or credit agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which any of them may be bound, or to which any of their property or assets is subject, except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement or the Pricing Agreement and the transactions contemplated herein or therein including the issuance, sale and delivery of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus Supplement under the caption "Use of Proceeds," and compliance by each of the Company and the Property Partnerships with its obligations hereunder and thereunder do not and will not (A) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, the Property Partnerships or any of their Subsidiaries pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Company, the Property Partnerships or any of their Subsidiaries is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, nor
         (B) result in any violation of the provisions of the (i) charter, bylaws, LLC agreement or partnership agreement of the Company, the Property Partnerships or any Subsidiary, as the case may be, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government agency or court, domestic or foreign, having jurisdiction over the Company, the Property Partnerships or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Property Partnerships or any Subsidiary.

              (20) No labor dispute with the employees of the Company, the Property Partnerships or any Subsidiary exists or, to the knowledge of the Company and the Property Partnerships, is imminent, which may result in a Material Adverse Effect.

              (21) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Property Partnerships threatened, against or affecting the Company, the Property Partnerships, any Subsidiary thereof, any property or any


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
         officer or director of the foregoing, which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated or incorporated by reference therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the consummation of this Agreement or the Pricing Agreement or the transactions contemplated herein or therein.

              (22) There are no contracts or documents of the Company or the Property Partnerships which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

              (23) No authorization, approval or consent of any court or governmental authority or agency is necessary or required for the performance by the Company and the Property Partnerships of their obligations under this Agreement or the Pricing Agreement, or in connection with the transactions contemplated under this Agreement or such Pricing Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations or state securities or real estate syndication laws.

              (24) The Company, the Property Partnerships and their Subsidiaries own or possess trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company, the Property Partnerships nor any of their Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Property Partnerships or any of their Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

              (25) Each of the Company, the Property Partnerships and their Subsidiaries has all permits, licenses, approvals, consents, certificates and other authorizations of and from (collectively, "Governmental Licenses") and has made all declarations and filings with, all appropriate federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, other than such


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         Governmental Licenses the absence of which, singly or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect. Neither the Company, the Property Partnerships nor any of their Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

              (26) The Company, the Property Partnerships and each of their Subsidiaries have or will have at the Closing Time and at each Representation Date good and marketable title in fee simple to all real property and good title to all personal property owned by or as contemplated in the Prospectus to be owned by them at the Closing Time and at each Representation Date, in each case free and clear of all liens, encumbrances and defects except such as are disclosed in the Registration Statement and Prospectus or any documents incorporated by reference therein or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Property Partnerships and their Subsidiaries; and all real property and buildings held under lease by the Company, the Property Partnerships and their Subsidiaries as contemplated in the Prospectus to be held under lease by them at the Closing Time and at each Representation Date are held by them under valid, subsisting and enforceable leases in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or any documents incorporated by reference therein or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Property Partnerships and their Subsidiaries.

              (27) None of the Company or the Property Partnerships is, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

              (28) Except as disclosed in, or incorporated by reference into, the Registration Statement and Prospectus or as disclosed in any environmental reports delivered to the Representatives or their counsel, (A) each Property, including, without limitation, the Environment (as defined below) at each Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to the Properties except for any Hazardous Substance that would not have any Material Adverse Effect; (B) none of the Company, the Property Partnerships or any Subsidiary has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in or under any Property or, to the knowledge of the Company or the Property Partnerships, any other property that could result in the occurrence of material liabilities under, or any material violations of, any Environmental Law applicable to such Property, or give rise to the imposition of any Lien (as defined below) under any Environmental Law; (C) none of the Company, the Property Partnerships or any Subsidiary is engaged in or intends to engage in, and no current or future tenant of any Property engages in or will engage in, operations at any Property that involve the use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, except to the extent that such operations are conducted in accordance with Environmental Laws; (D) none of the Company, the Property Partnerships or any Subsidiary has received any notice of a claim under or pursuant to any Environmental Law pertaining to a Property or pertaining to other property at which Hazardous Substances generated or otherwise managed at any Property have come to be located, or to which such Hazardous Substances have been transported for treatment or disposal, other than any claim which may have been fully remediated or finally and completely resolved by the Company, the Property Partnerships and/or the lessee of the Property; (E) none of the Company, the Property Partnerships or any Subsidiary has received any notice from any Governmental Authority (as defined below) or any other person claiming any violation of any Environmental Law that is not fully cured as of the date hereof; and (F) no Property (1) is included or to the knowledge of the Company, the Property Partnerships or any Subsidiary, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or to the knowledge of the Company, the Property Partnerships or any Subsidiary, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company, the Property Partnerships, or any Subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list.

              As used herein, "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, friable asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Resource Conservation Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Occupational Safety and Health Act of 1970, as amended (15 U.S.C.
         Section 2601, et seq.), the Toxic Substances Control Act, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), together with all rules, regulations and orders promulgated thereunder and all other federal, state and local laws, ordinances, rules, regulations and orders and common law relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any material mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

              (29) Each of the Company, the Property Partnerships and their Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

              (30) Each of the Company, the Property Partnerships and their Subsidiaries has obtained title insurance on all of the properties owned by each of them covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by current owners of similar properties, and in each case such title insurance is in full force and effect.

              (31) The assets of the Company and the Property Partnerships do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

              (32) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for its taxable years ending December 31, 1993, 1994, 1995 and 1996, and its current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

              (33) The Property Partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

              (34) Each of the Company, the Property Partnerships and their Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except where the failure to file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except in all cases for any such tax, assessment, fine or penalty that is being contested in good faith.

              (35) The partnership agreements of the Property Partnerships (the "Operating Partnership Agreements") have been duly authorized, executed and delivered by the parties thereto and constitute the valid agreement thereof, enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of the Operating Partnership Agreements did not, at the time of execution and delivery, and do not constitute a breach of, or default under any material contract, lease or other instrument to which the Property Partnerships are a party or by which their properties may be bound or any law, administrative regulation or administrative or court decree.

              (36) The Shares will be listed on the New York Stock Exchange on the applicable Representation Date and at the applicable Closing Time, subject to official notice of issuance.

              (37) The Company and the Property Partnerships have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act.

         (b) Any certificate signed by any officer of the Company, the Property Partnerships or any Subsidiary and delivered to you or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company and the Property Partnerships to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) The several commitments of the Underwriters to purchase the Shares pursuant to the Pricing Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the Pricing Agreement.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company does hereby grant an option to the Underwriters named in the Pricing Agreement, severally and not jointly, to purchase up to 420,000 Option Shares at a price per Option Share equal to the price per Initial Share, less an amount equal to any dividends or distributions declared by the Company or the Property Partnerships and paid or payable on the Initial Shares but not payable on the Option Shares. Such option will expire 30 days after the Representation Date relating to the Initial Shares, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by you to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by you, but shall not be later than eight full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Company or postponed in accordance with Section 10 hereof. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares each such Underwriter has severally agreed to purchase as set forth in the Pricing Agreement bears to the total number of Initial Shares, subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of a fractional number of Option Shares.

         (c) Payment of the purchase price for, and delivery of, the Initial Shares to be purchased by the Underwriters shall be made at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or at such other place as shall be agreed upon by you and the Company, at 10:00 a.m. (Eastern time) on the third business day (or the fourth business day if the pricing occurs after 4:30 p.m. (New York City time) on any given business day, or unless postponed in accordance with the provisions of Section 10) following the date of the Pricing Agreement, or such other time as shall be agreed upon by you and the Company (each such time and date of payment and delivery being herein called a "Closing Time"). In addition, in the event that the Underwriters have exercised their option to purchase any or all of the Option Shares, payment of the purchase price for, and delivery of such Option Shares, shall be made at the above-mentioned offices of Bear, Stearns & Co., Inc., or at such other place as shall be agreed upon by you and the Company, on the relevant Date of Delivery as specified in the notice from you to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price, for the Shares which it has severally agreed to purchase. You, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) The Shares shall be in such authorized denominations and registered in such names as you may request in writing at least two full business days prior to the applicable Closing Time or the relevant Date of Delivery, as the case may be. The Shares will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company and the Property Partnerships. Each of the Company and the Property Partnerships covenants with you and with each Underwriter participating in the offering of Shares, as follows:

              (a) In respect of the offering of Shares, the Company will prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the names of the Underwriters participating in the offering and the number of Shares which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Shares; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period required by such Rule and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request. If, at the time that the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), including all information so omitted.

              (b) The Company will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act,
         (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the

         Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares or offering or sale in any jurisdiction, or of any proceedings for any of such purposes; and the Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Shares, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you or counsel for the Underwriters shall reasonably object.

              (d) The Company has furnished or will deliver to you and counsel for the Underwriters, without charge, as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to you without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as you may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (e) The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (f) The Company will comply with the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Pricing Agreement and in the Registration Statement and the Prospectus. If, at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the reasonable opinion of either of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and file with the Commission such amendment or supplement in form and substance reasonably satisfactory to counsel for the Underwriters, whether by filing documents pursuant to the 1933 Act, the 1934 Act, or otherwise, as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

              (g) The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions (domestic or foreign) as you may designate and to maintain such qualifications in effect for such period of time as may be necessary to effect a distribution of such Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect to doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Shares.

              (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

              (i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus Supplement under "Use of Proceeds."

              (j) The Company will file with the New York Stock Exchange, Inc. all documents and notices required by and has complied in all material respects and will comply with all rules and regulations of the New York Stock Exchange, Inc. of companies that have securities listed on such exchange and the Company will use its reasonable best efforts to maintain the listing of its Common Stock on the New York Stock Exchange, Inc.

              (k) The Company and the Property Partnerships will not, between the date of the Pricing Agreement and the termination of any trading restrictions or the applicable Closing Time, whichever is later, with respect to the Shares covered thereby, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any securities of the same class or series or ranking on a parity with such Shares (other than the Shares which are to be sold pursuant to such Pricing Agreement) or any security convertible into Common Stock (except for Common Stock issued pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, or employee and trustee share options plans), except as may otherwise be provided in the Pricing Agreement.

              (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

              (m) The Company will continue to elect to qualify as a "real estate investment trust" under the Code, and will use its best efforts to meet the requirements to continue to qualify as a "real estate investment trust" under the Code.

              (n) Except as contemplated by the next sentence, during the period of 90 days from the date of the Prospectus Supplement, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its executive officers and directors and such of its shareholders as have been heretofore designated by you and listed on Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than (i) the Company's sale of Shares hereunder, (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options or upon the exchange of Units or the grant by the Company of options or restricted stock to employees under any employee benefit or similar plans and the issuance of Common Stock under the Company's dividend reinvestment plan, (iii) the issuance of Units in connection with the acquisition of property so long as such Units do not represent, in the aggregate, in excess of 10% of the outstanding equity of the Company and the Property Partnerships and their Subsidiaries, and (iv) the Company's issuance of Preferred Stock (or underlying Common Stock) as contemplated by the Investment Agreement between the Company and Five Arrows Realty Securities L.L.C. dated as of December 31, 1996. Notwithstanding the foregoing, the Company may issue shares of Common Stock in connection with its merger with Corporate Realty Income Trust I.

              (o) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus or for the transactions contemplated by paragraph (n) above, the Company will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

              (p) From the date hereof until three years after the Closing Time, the Company shall furnish to you, promptly upon their becoming publicly available, copies of any document filed with the Commission pursuant to
         Section 13, 14 or 15 of the 1934 Act or any national securities exchange.

         SECTION 4. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement or the Pricing Agreement, including (i) the preparation, printing, duplicating, distributing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing, duplicating, and distributing to the Underwriters of this Agreement, the Pricing Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares to the Underwriters, (iii) the preparation, issuance and delivery of the Shares, and any certificates for the Shares, to the Underwriters, including capital duties, stamp duties, and stock transfer taxes, if any, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Shares under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation and delivery of the preliminary and final "Blue Sky Survey" and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses incurred with respect to the listing of the Shares on any national securities exchange, and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares.

         If the Pricing Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Shares pursuant to the Pricing Agreement are subject to the accuracy as of the date hereof and of Closing Time of the representations and warranties of the Company and the Property Partnerships contained herein, to the accuracy of the statements of officers of the Company, the Property Partnerships or any Subsidiary made in any certificate delivered pursuant to the provisions hereof, to the performance by the Company and the Property Partnerships of all of their covenants and other obligations hereunder, and to the following further conditions:

              (a) (i) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters; (ii) a prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed within the prescribed time period, and prior to the applicable Closing Time with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 information shall have been filed with the Commission in accordance with Rule 424(b)(7); and
(iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

              (b) At Closing Time, you shall have received the opinion, dated as of the Closing Time, of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:

                   (i) The Company is a corporation validly existing and in good standing under the laws of the State of Maryland. The Company has the corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement, and is duly qualified as a foreign corporation in each jurisdiction set forth in a certificate of an officer of the Company attached as an exhibit to the opinion (which certificate shall set forth, to the best of such officer's knowledge, all jurisdictions in which the Company owns or leases properties or conducts business), except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect.

                   (ii) Each of the Property Partnerships is validly existing and in good standing as a limited partnership under the laws of the State of Delaware. Each of the Property Partnerships has partnership power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign partnership in each jurisdiction set forth in a certificate of an officer of the general partner of each of the Property

         Partnerships attached as an exhibit to the opinion (which certificate shall set forth, to the best of such officer's knowledge, all jurisdictions in which each Property Partnership owns or leases properties or conducts business), except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect.

                   (iii) The authorized shares of capital of the Company is as set forth under the caption "Capitalization" in the Prospectus Supplement.

                   (iv) The Shares have been duly and validly authorized by all necessary corporate action, and when issued in accordance with this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and non-assessable. The terms of the Common Stock being sold pursuant to the Pricing Agreement conform in all material respects to all statements and description related thereto contained in the Prospectus or Prospectus Supplement. The issuance of the Shares is not subject to any preemptive rights or, to counsel's knowledge, any contractual rights to subscribe for more shares. The form of certificate used to evidence the Shares complies with all applicable statutory requirements.

                   (v) Each of this Agreement and the Pricing Agreement has been duly and validly authorized, executed and delivered by the Company and the Property Partnerships, and each of the Company and the Property Partnerships has the corporate or partnership power and authority, as the case may be, to perform its obligations hereunder and thereunder.

                   (vi) The execution and delivery of this Agreement and the Pricing Agreement by each of the Company and the Property Partnerships, and the performance by each of the Company and the Property Partnerships of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereunder and thereunder, do not conflict with or constitute a breach or violation of, or default (or an event which with notice or lapse of time, or both, would constitute a default) under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Property Partnerships or their Subsidiaries pursuant to the terms of: (1) any material contract, indenture, mortgage, loan or credit agreement, note, lease, joint venture or partnership agreement or other material instrument or agreement to which the Company or Property Partnerships is a party or by which it or any of its respective properties or other assets or any Property may be bound or subject in each case which the Company has specifically identified as material as set forth in a schedule to the opinion of counsel for the Company; (2) the certificates of limited partnership or partnership agreements of the Property Partnerships; (3) any statute of the State of New York, the State of Maryland or the United States of America or the Revised Uniform Limited Partnership Act of the State of Delaware; or (4) any applicable law, rule, order, administrative regulation or administrative or court decree which, in each case, is applicable to the Company, the Property Partnerships or their Subsidiaries or any of their properties and of which such counsel has knowledge, except that no opinion need be expressed under clauses (3) and (4) above as to this Agreement or the Pricing Agreement with respect to federal, state or foreign securities laws or real estate syndicate laws.

                   (vii) The Registration Statement is effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings for that purpose initiated or threatened by the Commission.

                   (viii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory body or agency and no consent, approval, or authorization of any person other than the Company and the Property Partnerships is legally required for the execution, delivery and performance by each of the Company and the Property Partnerships of its obligations under this Agreement, the Pricing Agreement, except such as may be required under the 1933 Act, by the National Association of Securities Dealers, and the securities, Blue Sky or real estate syndication laws of various states in connection with the offer and sale of the Shares with no opinion being expressed as to Blue Sky, real estate syndication laws or NASD regulations.

                   (ix) To such counsel's knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, the Property Partnerships, any Subsidiary or any material property of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Property Partnerships, any Subsidiary or any property could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement. To such counsel's knowledge, there are no contracts or documents of the Company, the Property Partnerships or any Subsidiary which are required by the 1933 Act, or by the 1933 Act Regulations, the 1934 Act, or the 1934 Act Regulations to be filed as exhibits to the Registration Statement, the Prospectus or the documents incorporated by reference which have not been so filed as exhibits or incorporated by reference as required.

                   (x) None of the Company, the Property Partnerships or any Subsidiary is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

                   (xi) The information (A) in the Prospectus under the heading "Description of Common Stock," and (B) the discussion in the Prospectus under the heading "Federal Income Tax Considerations" and "Restrictions on Transfers of Capital Stock and Anti-takeover Provisions" to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and constitutes a fair summary of the information disclosed therein.

                   (xii) At the time the Registration Statement became effective and at each Representation Date, (A) the Registration Statement and Prospectus (except for financial statements and schedules, pro forma financial information and other financial and statistical data included therein, as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (B) the Prospectus and the Pricing Agreement, if any, complied with Rule 434(c)(2).

                   (xiii) Each document heretofore filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (except for financial statements and schedules, pro forma financial information and other financial and statistical information included or incorporated by reference therein, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Regulations in effect at the date of their respective filings.

                   (xiv) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for its taxable years ending December 31, 1993, 1994, 1995 and 1996, and its current organization and method of operation should enable it to continue to meet the requirements for qualification as a REIT.

                   (xv) The Property Partnerships and each of the Subsidiary Partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes through the date hereof, or, in the case of any Subsidiary Partnership that has terminated, through the date of termination of such Subsidiary Partnership.

                   (xvi) Except as disclosed in or incorporated by reference into the Registration Statement, to such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or capital stock of or other equity or partnership interest in the Company, the Property Partnerships or any Subsidiary of the Company, as the case may be.

              (c) At Closing Time, you shall have received the favorable opinion, dated as of the applicable Closing Time, of Hogan & Hartson L.L.P., counsel for the Underwriters, with respect to the matters set forth in (v),
(viii), (xii) (solely with respect to the statements in clause (A) of such paragraph (xii)) and (xiii) of Section 5(b) above.

              (d) In rendering their opinions required by Sections 5(b) and (c), respectively, Paul, Hastings, Janofsky & Walker LLP and Hogan & Hartson L.L.P. shall each additionally state (which shall not constitute an opinion) that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Prospectus and related matters were discussed, and no facts have come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or any amendment thereto (except for financial statements and supporting schedules and other financial, pro forma, statistical and accounting information and data included therein or omitted therefrom, as to which such counsel need not express any view), as of the time it became effective under the 1933 Act (or as of the time of filing of the Company's Annual Report on Form 10-K, if filed subsequent to the time of effectiveness) or at the date of the Pricing Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except as aforesaid) as of the date of the Pricing Agreement or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial, pro forma, statistical and accounting data included or incorporated by reference therein).

              In giving their opinions required by Sections 5(b) and 5(c), such counsel (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company; (B) may rely as to the qualification and good standing of each of the Company, the Property Partnerships or any of the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriters; and (C) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to counsel for the Underwriters) of other counsel reasonably acceptable to counsel for the Underwriters, familiar with the applicable laws. In giving their belief required in this Section 5(d), such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof.

              (e) At Closing Time, you shall have received a certificate of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) the condition set forth in subsection (a) of this Section 5 has been satisfied, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Property Partnerships have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company, the Property Partnerships and their Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company, the Property Partnerships and their Subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

              (f) At the time of the execution of the Pricing Agreement, you shall have received from the accountants who have certified the financial statements and supporting schedules and whose reports are included in, or incorporated by reference into the Registration Statement and the Prospectus a letter dated such date addressed to you, in form and substance reasonably satisfactory to you together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that: (i) they are independent certified public accountants with respect to the Company, the Property Partnerships and their Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and covered by their reports thereon comply in form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited consolidated financial statements of the Company and the Property Partnerships included or incorporated by reference in the Registration Statement), nothing has come to their attention which causes them to believe that (A) any material modifications should be made to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with GAAP or (B) the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations or (C) at a specified date not more than five days prior to the date of the Pricing Agreement, there has been any change in the Common Stock of the Company or partnership interests in the Property Partnerships or in the consolidated long term debt of the Company, the Property Partnerships and their Subsidiaries or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of the Pricing Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues of the Company and the Property Partnerships, as applicable, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial and statistical information which are included in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial and statistical information to be in agreement with relevant accounting, financial and other records of the Company and the Property Partnerships and their Subsidiaries identified in such letter.

              (g) At Closing Time, you shall have received from the accountants who have certified the financial statements and supporting schedules and whose reports are included in, or incorporated by reference into the Registration Statement and the Prospectus a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5 (and, with respect to the procedures performed pursuant to clause (iii) of subsection (f) of this Section 5, such letter shall include any documents included or incorporated by reference in the Registration Statement following the execution of the Pricing Agreement up to and including the Closing Time), except that the specified date referred to shall be a date not more than three business days prior to the Closing Time and if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out the procedures specified in clause
(iv) of subsection (f) of this section with respect to certain amounts, percentages and financial and statistical information specified by you and deemed to be part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial and statistical information to be in agreement with the records specified in such clause (iv).

              (h) At Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

              (i) If the Registration Statement or an offering of Shares has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

              (j) On the date of the Pricing Agreement, you shall have received, in form and substance reasonably satisfactory to you, each lock-up agreement required to be delivered by the persons listed in an exhibit to the Pricing Agreement.

              (k) In the event that the Underwriters exercise their over-allotment option to purchase all or any portion of the Option Shares, the representations and warranties of the Company and the Property Partnerships contained herein and the statements in any certificates furnished by the Company or the Property Partnerships hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, you shall have received:

                   (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                   (2) The favorable opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b) hereof (including the statement of belief required by Section 5(d) hereof).

                   (3) The favorable opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(c) hereof (including the statement of belief required by Section 5(d) hereof).

                   (4) A letter from the accountants who have certified the financial statements and supporting schedules and whose reports are included in, or incorporated by reference into the Registration Statement and the Prospectus, in form and substance reasonably satisfactory to you and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to you pursuant to
         Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

         (l) At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Property Partnerships in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

         (m) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, or if any of the certificates, opinions, written statements or letters furnished to you or to counsel for the Underwriters pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and substance to you and to counsel for the Underwriters, the Pricing Agreement (or, with respect to the Underwriters' exercise of its over-allotment option for the purchase of Option Shares on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Shares on such Date of Delivery) may be terminated by you by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

         SECTION 6. Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any

Underwriter through you expressly for use therein; and provided, further, that this indemnity agreement with respect to any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

         (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors and officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the outside front cover page and in the first three paragraphs under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 unless it shall be materially prejudiced thereby). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, upon written advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the indemnifying parties The indemnifying party or parties under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action arising out of the same general allegations or circumstances is brought which firm shall be designated by Bear Stearns with respect to any claim brought against the Underwriters if, as the indemnified parties, the Underwriters are entitled to employ their own counsel in accordance with the foregoing provisions of this subsection; PROVIDED, HOWEVER, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified party or parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

              SECTION 7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other reasonable expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Property Partnerships and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Property Partnerships and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Property Partnerships and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Property Partnerships and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Property Partnerships and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Property Partnerships or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

              SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the Pricing Agreement or in certificates of officers of the Company or the Property Partnerships submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any termination of this Agreement or the Pricing Agreement or investigation made by or on behalf of any

Underwriter or controlling person, or by or on behalf of the Company and the Property Partnerships, and shall survive delivery of and payment for the Shares.

         SECTION 9. Termination of Agreement.

         (a) You may terminate this Agreement or the applicable Pricing Agreement, by notice to the Company, at any time at or prior to the applicable Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Pricing Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, assets or business prospects of the Company, the Property Partnerships and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, Inc. or if trading generally on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. has been suspended or limited, or, minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or order of the Commission or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities. As used in this
Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

         (b) If this Agreement or the applicable Pricing Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the applicable Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Shares which it or they are obligated to purchase under the Pricing Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

              (a) if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased on such date pursuant to such Pricing Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms bear to the underwriting obligations of all non-defaulting Underwriters, or

              (b) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date pursuant to such Pricing Agreement, such Pricing Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Shares on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Shares on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in (i) a termination of Pricing Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the Option Shares, as the case may be, either you or the Company shall have the right to postpone the applicable Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding five business days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of counsel for the Underwriters, may thereby be made necessary or advisable.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to such Underwriters c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 Attention: Keith Locker; and notices to the Company and the Property Partnerships shall be directed to it at 355 Lexington Avenue, New York, New York 10017 Attention: T. Wilson Eglin, President.

         SECTION 12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in

Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         SECTION 13. Governing Law. This Agreement and the applicable Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         SECTION 14. Counterparts. This Agreement and the applicable Pricing Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

         SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.

                                  Very truly yours,

                                  LEXINGTON CORPORATE PROPERTIES,
                                   INC.


                                  By: /s/ T. WILSON EGLIN
                                    ---------------------------------------
                                     Name: T. Wilson Eglin
                                     Title: President


                                  LEPERCQ CORPORATE INCOME FUND
                                    L.P., a Delaware limited partnership


                                  By: Lexington Corporate Properties, Inc.,
                                      the sole shareholder of LEX GP 1, Inc.,
                                      which is is sole general partner of
                                      Lepercq Corporate Income Fund L.P.

                                      By: /s/ T. WILSON EGLIN
                                      ---------------------------------------
                                         Name: T. Wilson Eglin
                                         Title: President


                                  LEPERCQ CORPORATE INCOME FUND
                                    II L.P., a Delaware limited partnership


                                  By: Lexington Corporate Properties, Inc.,
                                      the sole shareholder of LEX GP 1, Inc.,
                                      which is is sole general partner of
                                      Lepercq Corporate Income Fund I L.P.

                                      By: /s/ T. WILSON EGLIN
                                      ---------------------------------------
                                         Name: T. Wilson Eglin
                                         Title: President

                                  LXP I, L.P.


                                  By: Lexington Corporate Properties, Inc.,
                                      the sole shareholder of LXP I, Inc., which
                                      is is sole general partner of LXP I, L.P.

                                      By: /s/  T. WILSON EGLIN
                                         ---------------------------------------
                                         Name: T. Wilson Eglin
                                         Title: President


                                  LXP II,L.P.


                                  By: Lexington Corporate Properties, Inc.,
                                      the sole shareholder of LXP II, Inc.,
                                      which is is sole general partner of
                                      LXP II, L.P.

                                  By: Lexington Corporate Properties, Inc.,
                                      the sole shareholder of LEX GP 1, Inc.,
                                      which is is sole general partner of
                                      Lepercq Corporate Income Fund L.P.

                                      By: /s/  T. WILSON EGLIN
                                         ---------------------------------------
                                         Name: T. Wilson Eglin
                                         Title: President


CONFIRMED AND ACCEPTED
 as of the date first above written:


BEAR, STEARNS & CO. INC.


By: /s/  STEPHEN M. PARISH
   ---------------------------------
   Name: Stephen M. Parish
   Title: Managing Director

Acting on behalf of themselves and the other named Underwriters

                                                                       Exhibit A


                      LEXINGTON CORPORATE PROPERTIES, INC.
                             a Maryland corporation


          2,500,000 shares of Common Stock, par value $.0001 per share

                               PRICING AGREEMENT



To:  Lexington Corporate Properties, Inc.
     355 Lexington Avenue
     New York, New York  10017


Ladies and Gentlemen:

     We understand that Lexington Corporate Properties, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 2,500,000 shares of its common stock, par value $.0001 per share (the "Common Stock"). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the number of Shares opposite our respective names set forth below at the purchase price set forth below, and a proportionate share of Option Shares set forth below, to the extent any are purchased.


                                                  Number of
Underwriter                                    Initial Shares
-----------                                    --------------

Bear, Stearns & Co. Inc.
McDonald & Company Securities, Inc.

                                                 -----------
Total

                   The Shares shall have the following terms:


Title:
Number of shares:
Number of Option Shares:
Initial public offering price per share: $
Purchase price per share: $
Listing requirements:
Approved for listing upon NYSE:
Lock-up provisions:
Closing date and location:

     All of the provisions contained in the document attached as Annex I entitled "LEXINGTON CORPORATE PROPERTIES, INC. Common Stock Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

          Please accept this offer no later than ____ o'clock (New York City time) on November __, 97 by signing a copy of this Pricing Agreement in the space set forth below and returning the signed copy to us.

                                   Very truly yours,


                                   BEAR, STEARNS & CO. INC.

                                   By:
                                      -------------------------------------
                                              Authorized Signatory

                                   Acting on behalf of themselves and the
                                        other named Underwriters.


Accepted:

LEXINGTON CORPORATE PROPERTIES, INC.


By:
    ---------------------------------------
    Name:
    Title:

LEPERCQ CORPORATE INCOME FUND
  L.P., a Delaware limited partnership

By: Lexington Corporate Properties, Inc.
    the sole shareholder of LEX GP 1, Inc.,
    which is sole general partner of
    Lepercq Corporate Income Fund L.P.

    By:
       -------------------------------------
       Name:
       Title:

LEPERCQ CORPORATE INCOME FUND
  II L.P., a Delaware limited partnership

By: Lexington Corporate Properties, Inc.
    the sole shareholder of LEX GP 1, Inc.,
    which is sole general partner of
    Lepercq Corporate Income Fund II L.P.

    By:
       -------------------------------------
       Name:
       Title:

LXP I, L.P.

    By: Lexington Corporate Properties, Inc.,
        the sole shareholder of LXP I, Inc.,
        which is the sole general partner of
        LXP I, L.P.

    By:
       -------------------------------------
       Name:
       Title:

LXP II, L.P.

    By: Lexington Corporate Properties, Inc.,
        the sole shareholder of LXP II, Inc.,
        which is the sole general partner of
        LXP II, L.P.

    By:
       -------------------------------------
       Name:
       Title:

                                   SCHEDULE I


                              List of Underwriters


                         Bear, Stearns & Co. Inc.
                         McDonald & Company Securities, Inc.
                         BancAmerica Robertson Stephens
                         EVEREN Securities, Inc.
                         Schroder & Co., Inc.
                         UBS Securities LLC
                         Dain Bosworth Incorporated
                         Harris Webb & Garrison, Inc.
                         Principal Financial Securities, Inc.
                         Tucker Anthony Incorporated

                                  SCHEDULE II

                    List of Executive Officers and Directors
                         Subject to Lock-up Provisions

E. Robert Roskind
Richard J. Rouse
T. Wilson Eglin
Antonia G. Trigiani
Stephen C. Hagen
Paul R. Wood
Janet M. Kaz
Philip L. Kianka
Carl D. Glickman
Kevin W. Lynch
John McGurk
Seth M. Zachary